Exhibit 99.1
LICENSE AGREEMENT
     This License Agreement (the “Agreement”), dated as of December 29, 2006 (the “Effective Date”), is by and between Paradyne Networks, Inc., a Delaware corporation (“Licensor”), and Verso Technologies, Inc., a Minnesota corporation (“Licensee”).
BACKGROUND
     WHEREAS, Licensor and Licensee have entered into that certain Asset Purchase Agreement dated as of December 29, 2006 (the “Purchase Agreement”); and
     WHEREAS, pursuant to the Purchase Agreement, Licensor has agreed to license to Licensee the Retained IP (as defined below) on a non-exclusive basis and the Transferred IP on an exclusive basis.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1.
Definitions
     Any capitalized terms used herein which are not defined below shall have the meanings given to them in the Purchase Agreement:
     “Bankruptcy Code” means as set forth in Section 7.02.
     “Extended License Date” means as set forth in Section 2.05.
     “Disclosing Party” means as set forth in Section 4.01.
     “Improvements” means any improvements, modifications or enhancements which are a derivative of or related to the Retained IP and/or Transferred IP.
     “Infringing Activities” means as set forth in Section 3.01(b).
     “Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated with: (a) all United States and foreign patents and utility models and applications therefor, including provisional applications and all reissues, divisions, re-examinations, renewals, extensions, continuations and continuations-in-part thereof; (b) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; and (c) all copyrightable material, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world including moral rights.
     “Licensed Products” means the iMARC product line and the 7123 TI CSU/DSU product.
     “Proprietary Information” means as set forth in Section 4.01.
     “Receiving Party” means as set forth in Section 4.01.
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     “Retained IP” means any Intellectual Property Rights owned by Licensor or licensed to Licensor, in each case, which do not constitute Transferred IP but which were used by Licensor in the conduct of the Business prior to the Effective Date, but in the case of Intellectual Property Rights licensed to Licensor, only such Intellectual Property Rights that Licensor has the right to license to Licensee on a royalty-free basis without restriction.
     “Subsidiary” of a party means any entity which is controlled by that party. An entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).
     “Term” means as set forth in Section 6.01.
ARTICLE 2.
Technology Licenses
     Section 2.01 . License Grant to Retained IP. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a perpetual (except as set forth below), worldwide, royalty-free, non-transferable (except as set forth in Section 7.07), non-exclusive license, under the Retained IP, to make, have made, use, offer for sale, and sell Licensed Products and to practice any methods, processes and procedures covered by the Retained IP, in each case solely within the conduct of the Business and solely during the Term. Notwithstanding the foregoing, the license granted to Licensee under this Section 2.01 shall terminate on the IP Payment Date, if, and only if, Licensee fails to provide to Licensor the IP Payment on the IP Payment Date. Otherwise, the license granted to Licensee under this Section 2.01 shall continue in perpetuity.
     Section 2.02 License Grant to Transferred IP. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a limited term, worldwide, royalty-free, non-transferable (except as set forth in Section 7.07), exclusive (except as set forth in Section 2.05) license, under the Transferred IP, to make, have made, use, offer for sale, and sell Licensed Products and to practice any methods, processes and procedures covered by the Transferred IP, in each case solely within the conduct of the Business and solely until the IP Payment Date. Upon the IP Payment Date, the license granted under this Section 2.02 shall terminate.
     Section 2.03 Sublicenses. The license granted to Licensee in Sections 2.01 and 2.02 shall include the right to grant and authorize sublicenses to one or more Subsidiaries of Licensee or third parties who may assist in the development of Licensed Products for use in the conduct of the Business for Licensee; provided that: (a) any such sublicenses shall terminate contemporaneously with the termination of any licenses granted to Licensee hereunder; and (b) Licensee provides a copy of each such sublicense to Licensor upon the expiration or termination of this Agreement. Licensee shall have no other right to grant or authorize sublicenses except that the license hereunder shall pass to the extent required to: (i) permit a reseller or distributor who has agreed in writing to be bound by the confidentiality restrictions set forth in this Agreement to resell Licensed Products; and (ii) permit a consumer of the Licensed

Products to use indefinitely whether or not this Agreement is in effect such Licensed Product, without the prior written consent of Licensor.
     Section 2.04 . Retention of Rights. Licensor hereby reserves all rights in the Retained IP and Transferred IP not expressly granted under this Agreement.
     Section 2.05 License Back. Licensee hereby grants to Licensor and Zhone Technologies, Inc. and its Subsidiaries a perpetual (except as set forth below), irrevocable, worldwide, royalty-free, non-transferable (except as set forth in Section 7.07), non-exclusive license, under the Transferred IP: (i) prior to the Extended License Date (as hereafter defined), to make, have made, use, offer for sale, sell and have sold Licensed Products and to practice any methods, processes and procedures covered by the Transferred IP solely on behalf of Licensee (e.g. pursuant to a reseller or manufacturing agreement between the parties); and (ii) after the Extended License Date, to make, have made, use, offer for sale, sell and have sold Licensed Products and any other products manufactured, marketed, distributed and/or sold by Licensor and/or Zhone Technologies, Inc. and/or its Subsidiaries and to practice any methods, processes and procedures covered by the Transferred IP. Notwithstanding the foregoing, the license granted to Licensor under this Section 2.05(ii) shall automatically terminate thirty (30) days after the Inventory Payment Date if Licensee pays to Licensor the Inventory Payment (less any amount remaining under dispute in good faith under Section 2.5 of the Purchase Agreement) prior to the end of such 30-day period (the end of such 30-day period is referred to herein as the “Extended License Date”). Otherwise, the licenses granted to Licensor under this Section 2.05 shall continue in perpetuity, including after the transfer, if at all, of the Transferred IP to Licensee pursuant to the Purchase Agreement.
ARTICLE 3.
Patent Prosecution And Infringement
     Section 3.01 . Prosecution and Infringement.
     (a) Prosecution by Licensee. Licensor shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain any applications and registrations for the Retained IP and Transferred IP. Licensee shall cooperate with and assist Licensor in all reasonable respects in connection with such activities.
     (b) Enforcement of Intellectual Property Rights. In the event that Licensee becomes aware of any infringement by a third party of any of the Retained IP or Transferred IP (“Infringing Activities”), it shall promptly notify Licensor. Licensor shall have the sole right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any such Infringing Activities, using counsel of its choice, including any declaratory judgment action arising from such infringement. Licensee shall cooperate with Licensor in all reasonable respects in pursuing any such action. Any amounts recovered shall be retained solely by Licensor.
ARTICLE 4.
Confidentiality

     Section 4.01 . Nondisclosure. Except as otherwise provided in this Agreement, each party (the “Receiving Party”) shall hold in confidence using at least the same degree of care that it uses to protect its own confidential information of like importance, but in no event less than a reasonable degree of care, shall not use except for the purposes expressly permitted under this Agreement, and shall not disclose to any third party (except as expressly permitted by this Agreement) any nonpublic business or technical information that is disclosed to it by the other party (the “Disclosing Party”) orally or in a tangible form (“Proprietary Information”). Proprietary Information of a party shall not include:
     (a) Information which at the time of disclosure under this Agreement is published or otherwise generally known or available to the public;
     (b) Information which, after disclosure by the Disclosing Party under this Agreement, is published or becomes generally known or available to the public through no fault of the Receiving Party;
     (c) Information which the Receiving Party can document by contemporaneous written records was in its possession at the time of disclosure and was not acquired directly or indirectly from the Disclosing Party;
     (d) Information which was independently developed by the Receiving Party without any use of the Disclosing Party’s Proprietary Information; or
     (e) Information which becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) rightfully in possession of the information and under no confidentiality or fiduciary obligation not to make the disclosure.
     Section 4.02 . Exceptions. The Receiving Party may disclose Proprietary Information of the Disclosing Party in connection with the order of a court of law or in compliance with laws or regulations relating to registrations or sale of securities, or as is reasonably necessary in connection with the prosecution, maintenance or enforcement of the Retained IP and Transferred IP.
     Section 4.03 . Confidentiality of Agreement. Each party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Proprietary Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto may be made in any form of public or commercial advertising without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (a) as required by or reasonably desirable for disclosure to any court or other governmental body; (b) as otherwise required by law; (c) to legal counsel of the parties; (d) in confidence, to accountants, banks, and other financing sources and their advisors; (e) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.
ARTICLE 5.
Representations And Warranties

     Section 5.01 . Representations and Warranties. Licensor hereby represents and warrants to Licensee that it will not grant during the term of this Agreement any rights or licenses that conflict with the rights and licenses granted to Licensee hereunder.
     Section 5.02 . Limitations. Nothing set forth in this Agreement is or shall be construed to be:
     (a) a warranty, representation or admission by Licensor as to the scope of any Intellectual Property Rights licensed hereunder;
     (b) an obligation on either party to institute any suit or other action for infringement or misappropriation of any Intellectual Property Rights licensed hereunder;
     (c) an obligation on either party to defend any suit or other action brought by a third party challenging or concerning the validity of any patent included in the Retained IP or Transferred IP; or
     (d) a warranty or representation by either party that the exercise of any license granted hereunder will be free from infringement of any Intellectual Property Right of any third party.
     Section 5.03 Disclaimer. EXCEPT AS PROVIDED IN SECTION 5.01 AND IN THE PURCHASE AGREEMENT, AND WITHOUT LIMITING THE PROVISIONS OF SECTION 5.02, LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED OR STATUTORY, AS TO THE LICENSED PRODUCTS OR THE RETAINED IP OR TRANSFERRED IP, AND LICENSOR HEREBY DISCLAIMS ANY FURTHER WARRANTY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.
ARTICLE 6.
Term And Termination
     Section 6.01 . Term. This Agreement shall become effective as of the Effective Date and unless earlier terminated with respect to any license, pursuant to Article 2, or in its entirety, pursuant to this Article 6, shall continue in full force and effect in perpetuity (the “Term”).
     Section 6.02 . Termination of Purchase Agreement. This Agreement and the licenses granted by Licensor hereunder shall terminate immediately upon the termination of the Purchase Agreement for any reason.
     Section 6.03 . Survival.
     (a) Termination of this Agreement for any reason shall not release either party hereto (or any Licensee Subsidiary) from any liability which at the time of such termination has already accrued to the other party.
     (b) In the event this Agreement is terminated for any reason:

          (i) Licensee shall have the right to sell or otherwise dispose of the stock of any Licensed Products which utilize the Retained IP and/or Transferred IP then on hand for up to ninety (90) days;
          (ii) any licenses or sublicenses granted to or by Licensee with respect to the Retained IP and/or Transferred IP shall terminate and Licensee and any and all sublicensees shall immediately stop all manufacturing and other activities licensed hereunder (except as provided in (i) above); and
          (iii) The license granted by Licensee to Licensor under Section 2.05 and Articles 4, 6 and 7 shall survive any expiration or termination of this Agreement.
ARTICLE 7.
Miscellaneous
     Section 7.01 Fees and Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect. Notwithstanding anything in the foregoing to the contrary, Licensee shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the license provided hereunder and any deficiency, interest or penalty asserted with respect thereto, shall file in a timely manner all tax returns relating to such taxes and shall hold Licensor harmless from same.
     Section 7.02 . Statement of Intent With Respect to Bankruptcy.
     (a) The parties intend that all rights and licenses granted under this Agreement with respect to the Retained IP and Transferred IP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The parties agree that each party, as a licensee of any such intellectual property, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code; provided it abides by the terms of this Agreement.
     (b) The parties further intend that the rights and licenses granted under this Agreement with respect to the Retained IP and Transferred IP are, and shall otherwise be deemed to be, for purposes of Section 365, “executory contracts” and that applicable law restricts the assignability of licenses of federal intellectual property without the express consent of Licensor, which may be granted or withheld in Licensor’s sole discretion.
     Section 7.03 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
     Section 7.04 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if delivered or sent by facsimile transmission, upon receipt, (b) if sent by reputable courier service guaranteeing overnight delivery, on the next business day, or (c) if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) business days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To Licensor:	Paradyne Networks, Inc.
7001 Oakport Street
Oakland, CA 94621
Attention: Chief Executive Officer
Fax: (510) 777-7001

With a copy to:	Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Craig M. Garner, Esq.
Fax: (858) 523-5450

To Licensee:	Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, GA 30339
Attention: Chief Financial Officer
Fax: (678) 589-3570

With a copy to:	Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street N.E.
Atlanta, GA 30303
Attention: Robert C. Hussle, Esq.
Fax: (404) 525-2224
     Any notice given hereunder may be given on behalf of any party by its counsel or other authorized Representatives.
     Section 7.05 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
     Section 7.06 Construction. Licensor and Licensee have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     Section 7.07 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Licensee without the prior written consent of Licensor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 7.08 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.
     Section 7.09 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
     Section 7.10 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.
     Section 7.11 Attorneys’ Fees. If either party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by such party in connection with such action, including any appeal of such action.
     Section 7.12 Entire Agreement. This Agreement and the Purchase Agreement, including the exhibits and schedules hereto and thereto, reflect the entire agreement of the parties with respect to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

VERSO TECHNOLOGIES, INC.		PARADYNE NETWORKS, INC.

By:	/s/ Martin D. Kidder	By:	/s/ Kirk Misaka

Name:	Martin D. Kidder	Name:	Kirk Misaka

Title:	CEO	Title:	CFO

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